UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2004

GoRemote Internet Communications, Inc.

(Exact name of the Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-27871	77-0368092
(Commission File Number)	(IRS Employer Identification No.)

1421 McCarthy Blvd., Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

(408) 955-1920
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.                                          Changes in Registrant’s Certifying Accountant.

On September 13, 2004, Ernst & Young LLP (“E&Y”) informed GoRemote Internet Communications, Inc. (“Company”) that E&Y will resign as the Company’s independent registered public accounting firm effective upon filing of the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2004.

The reports of E&Y on the Company’s financial statements as of and for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the two most recent fiscal years ended December 31, 2003, and the subsequent interim period there were no disagreements between E&Y and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that, if not resolved to E&Y’s satisfaction, would have caused E&Y to refer to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such years.

The Company has provided E&Y with a copy of this report and requested that E&Y furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to this item.  E&Y furnished such a letter, dated September 16, 2004, a copy of which is attached hereto as Exhibit 16.01.

Item 9.01.                                          Financial Statements, Pro Forma Financial Information and Exhibits

(c)                                  Exhibits:

Exhibit No.	Exhibit Title

16.01	Letter from Ernst & Young LLP to the Securities and Exchange Commission regarding change in certifying accountant, dated September 16, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GoRemote Internet Communications, Inc.

Date: September 17, 2004	By:	/s/ David L. Teichmann
David L. Teichmann, Senior Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit No.	Exhibit Title

16.01	Letter from Ernst & Young LLP to the Securities and Exchange Commission regarding change in certifying accountant, dated September 16, 2004.